UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2018

ZENERGY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-55771	20-8881686
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Windrose Ave Ste G300

Plano, TX 75024

(Address of principal executive offices) (zip code)

(469) 626-5275

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 18, 2018, Zenergy Brands, Inc. (the “Company”) received written notice (the “Notice”) from the OTC Markets (“OTC”) indicating the Company’s non-compliance with OTCQB Standards Section 2.3(2), which requires an issuer to maintain a minimum closing bid price of $0.01 per share on at least one of the prior 30 consecutive calendar days (the “Minimum Price Rule”). OTC has granted a cure period of 90 calendar days, or until April 18, 2018, during which the minimum closing of the Company’s common stock must be $0.01 or greater for 10 consecutive trading days. The Company intends to take remedial actions during such cure period to regain compliance with the Minimum Price Rule. If the Company fails to regain compliance by April 18, 2018 or if the closing bid price of its common stock falls below $0.001 at any time for five consecutive day, the Company will be removed from the OTCQB marketplace.

Item 8.01 Other Events

Developments in the Company’s Zero Cost Program

As an essential part of its energy service offering, the Company has been developing its trademarked Zero Cost Program. In connection with such program, the Company enters into a 7-year binding Services Agreement with commercial, industrial or municipal related end-use customers pursuant to which the end-use customer can implement various energy conservation technologies at the customer’s location(s), by making a monthly payment without incurring any upfront capital expenditures.

In 2017, the Company entered into three Zero Cost Services Agreements with customers in private sectors as well as government agencies with an aggregate contract value of $519,880. Customers under these contracts have agreed to make a monthly payment to the Company. Over the past 6 months, the Company has performed energy audits and site surveys to fulfill its obligations under the executed Zero Cost Service Agreements. Revenues and respective asset value generated under these agreements which will be reflected in its financial statements to be filed with the Securities and Exchange Commission as part of its Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENERGY BRANDS, INC.

Dated: January 26, 2018	By:	/s/ Alex Rodriguez
Alex Rodriguez
President and Chief Executive Officer